Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Owens & Minor, Inc.:



We consent to the incorporation by reference in the registration statement on Form S-3 of Owens & Minor, Inc. of our reports dated February 4, 1998, relating to the consolidated balance sheets of Owens & Minor, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in shareholders' equity and cash flows, and the related financial statement schedule, for each of the years in the three-year period ended December 31, 1997, which reports are included in the Form 10-K of Owens & Minor, Inc. for the year ended December 31, 1997, incorporated by reference into the registration statement. We also consent to the reference to our firm under the heading "Experts" in the prospectus.



                                                       /s/ KPMG Peat Marwick LLP
                                                       -------------------------


Richmond, Virginia
July 6, 1998